Exhibit (h)(1)(c)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 6th day of June, 2007, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005, as amended July 19, 2006 and May 30, 2007 (the “Transfer Agent Agreement”), is entered by and between TCW FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Company and USBFS desire to amend said Transfer Agent Agreement; and

WHEREAS, Section 11 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Transfer Agent Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ David S. DeVito	By:
Printed Name: David S. DeVito		Printed Name:
Title: Treasurer and Chief Financial Officer		Title:

By:	/s/ Philip K. Holl
Printed Name: Philip K. Holl
Title: Secretary

Amended Exhibit A

to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

Separate Series of TCW Funds, Inc.

Name of Series

TCW Asia Pacific Equities Fund

TCW Balanced Fund

TCW Core Fixed Income Fund

TCW Diversified Value Fund

TCW Dividend Focused Fund

TCW Emerging Markets Equities Fund

TCW Emerging Markets Income Fund

TCW Equities Fund

TCW Focused Equities Fund

TCW Global Equities Fund

TCW Growth Equities Fund

TCW Growth Insights Fund

TCW High Yield Bond Fund

TCW Large Cap Core Fund

TCW Large Cap Growth Fund

TCW Money Market Fund

TCW Opportunity Fund

TCW Select Equities Fund

TCW Small Cap Growth Fund

TCW Short Term Bond Fund

TCW Total Return Bond Fund

TCW Value Added Fund

TCW Value Opportunities Fund

TCW LifePlan Aggressive Fund

TCW LifePlan Conservative Fund

TCW LifePlan Global Aggressive Fund

TCW LifePlan Moderate Fund

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